Exhibit 2.4

,. - - - - - - - - - - - -- - - --- - - - - - - - - - - - - - -- - - -- - - - I I Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, VVY 82002 - 0020 Ph. 307.777.7311 Email: Business@wyo . gov WY Secretary of State FILED: 02/1412024 02:06 PM Original ID: 2011 - 0oon 8762 Amendment ID: 2024 - 00461s 985 Profit Corporation Articles of Amendment 1. Corporation name: (Name must match exactly lo the Secreta,y o.f State's records.) IBitfrontier Capital Holdings, Inc. 2. Article number(s) f .... .l is amended as follows: *See checklist below for article number information. Decrease the authorized common shares from 995,000,000 to 700,000,000. *Please see attached document titled "Article V Capital Stock" 3 . If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment . N/A 1 12 2 1 2 02 4 4. The amendment was adopted onl ._ _ _ _ _ _ � - - � (Date - mm / dd!yyyy) P - Amendment - Revised June 2021

5. Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.) I ض I Shares were not issued and the board of directors or incorporators have adopted the amendment. OR Ƒ Ƒ Shar e approval , s we r i n e complianc e issue d and th e wit h boar d W.S . o f 17 - 16 - 1005 . director s have adopted the amendment without shareholder OR Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17 - 16 - 1003. Signature:_.....:;.= � ..>...1 - ---------- - Date:l 11 / � lffe � (May be executed b Chairman o_f'Board, President or another of its o_fficers.) (mm l dd/yyyy) ( Print Name: Fndrew Gilton I Contact Person: Fndrew Gilton L --- ;::::== = 7 ============ � Title: 'CEO I Daytim e Phone Number: 1972 - 928 - 50 8 Email: 1andrew@bfchco.com (An email address is required. Email(s) provided will receive important reminders , notices and filing evidence.) Checklist Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State. Processing time is up to 15 business days following the date of receipt in our office. *Refer to original articles of incorporation to determine the specific a1ticle number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number. CJ Please mail with payment to the address at the top of this form. This form cannot be accepted via email. D Please review the form prior to submission. The Secretary of State's Office is unable to process incomplete forms. P - Amendmenr - Revised June 2021

**Article V Capital Stock**
**ACTION BY WRITTEN CONSENT**
**OF THE BOARD OF DIRECTORS OF**
**BitFrontier Capital, Inc.**
**A Wyoming Corporation**

**January 22, 2022**

The undersigned, being the members of the Board of Directors of BitFrontier Capital Holdings, Inc. a Wyoming corporation (the "***Company***"), does hereby consent to and adopts the following resolutions and actions, effective as of the date first set forth above (unless otherwise noted in the resolutions):

**Authorized Common Stock Reduction.**

WHEREAS. the Director and the shareholders deem it to be in the best interests of the Corporation to reduce the authorized maximum share count.

NOW, THEREFORE. BE IT RESOLVED, that the authorized maximum common share count will be 700,000,000, replacing the previous authorized maximum common share count of 995,000,000.

**GENERAL RESOLUTION**

RESOLVED FURTHER, that the officers and directors of the Corporation are hereby authorized, empowered and directed to execute and deliver such documents, agreements, stock certificates or instruments, in the form required by the By-Laws and applicable law (collectively the "Documents") and to take all steps and perform all such acts and things as may appear in such officers' discretion to be necessary or advisable in order to fully carry out the intent and effectuate the purpose of the foregoing resolution.

RESOLVED FURTHER. that the Corporation hereby approves in all respects the Corporation's performance of each of its obligations under each of the Documents.

RESOLVED FURTHER. that all acts and deeds heretofore done by any officer or director of the Corporation intended to carry out the intent of the foregoing resolutions are hereby ratified and approved.

IN WITNESS WHEREOF. the undersigned, constituting all of the Board of Directors of the shareholder of the Corporation. hereby execute this Unanimous Written Consent as of this day of January 22, 2024.

Received
JAN 29 2024
Secretary of State
Wyoming

DIRECTOR: Andrew Gilton, Chief Executive Officer Name 01/22/2024 Date DIRECTOR: 01/22/2022 Date :00 1 91678 - 1 1 2

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 06/30/2025 01:54 PM
Original ID: 2017-000778762
Amendment ID: 2025-005878898

# Profit Corporation
# Articles of Amendment

1. Corporation name:
*(Name must match exactly to the Secretary of State's records.)*

BitFrontier Capital Holdings, Inc.

2. Article number(s) Article V is amended as follows:
***See checklist below for article number information.***

Increase the authorized share count from 700,000,000 to 5,000,000,000.

* please reference filing 2017-000778762

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 06/05/2025
*(Date – mm/dd/yyyy)*

RECEIVED
JUN 11 2025
WYOMING
SECRETARY OF STATE

P-Amendment – Revised June 2021

5. Approvai of the amendment: (Please check onlv one appropriate field to indicate the party approving the amendment.) I a./' I Shares were not issued and the board of directors or incorporators have adopted the amendment. OR Ƒ Ƒ approval , Share s we r i n e complianc e issue d and th e wit h boar d W.S . o f 17 - 16 - 1005 . director s have adopted the amendment without shareholder QR Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17 - 16 - 1003. Signature: � ...lJl � 1.1>,:: � 1......:::::!..! �� i...,_ - - - -- - Date: � 6/08/2025 (May be executed by Ch • man of Board, Pre ent or another of its officers.) (mmlddlyyyy) Print Name: Ƒ ouglasB Vaughn l I Contac t Person:! ,...D_o_u_g - la_s_V_a_u_g_h_n ,, Title: jsecretary I Daytim e Phone Number: 1901 - 754 - 5972 Email: ldbvmemphis@outlook.com (An email address is required. Email(s) provided will receive important reminders. notices and.filing evidence.) Checklist Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State. Processing time is up to 15 business days following the date of receipt in our office. *Refer to original articles of incorporation to determine the specific article nwnber being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number. E3 Please mail with payment to the address at the top of this form. This form cannot be accepted via email. Please review the form prior to submission. The Secretary of State's Office is unable to process incomplete forms. P - Amendment - Revised June 2021

Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne,WV82002 - 0020 Ph. 307.m.7311 Email: Business@wyo.gov WY Secretary of State ALEO: 09l29l2025 11:17 All Originall0:2017 - 000778762 Amendment I): 202S - 0060&8117 L - ·· ---------- - • • --- - - · - .. "'•••• - ----------- - - ..... Profit Corporation Articles of Amendment 1. Corporation name: (Name must match exactly to the Secretary of States records.) I BitFrontier Gapital Holdings, Inc. 2 . Article numbe . r , ls) L . A_rt_ic_ 1 e_ 1 , _ 111 _, _ iv l · 1 s amen ded as ti o II ows : *See cJ,ecklJst below for article IUUllber illformatime. Article I: The Name of the Corporation is: UNLOCKD, Inc. Article Ill: The mailing address of the corporation is: 342 N. Queen St. Warehouse D Lancaster, PA 17603 Article IV: The principal office address of the corporation is: 342 N. Queen St. Warehouse D Lancaster, PA 17603 3 . If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment . 4. The amendment was adopted on l._ 0 _ 9 !09_l_ 2 _ 0 _ 25 _ {Dale - mmlddlyyyy) P - Amendmeol - Revised June 2021

5. App � oval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.) I t / I Shares were not issued and the board of directors or incorporators have adopted the amendment. lli! Shares were issued and the board of directors have adopted the amendment without shareholder Ƒ approval, in compliance with W.S. 17 - 16 - 1005. OR Shares were issued and the board of directors have adopted the amendment with shareholder Ƒ approval, in compliance with W.S. 17 - 16 - 1003. Signature: ---- == ���� - - = - - - ----- ��� - - = - --- - Dat e o : f 9 /09120 25 (May be executed by C11amman of&ard, President r another of its officers.) (mmlJJ3m,) Print Name: Jordan P. Balencic, 0.0. Tit l I e : President and CEO I ContactPerson: , . J . . - o - rd_an_P_. _B_al_e - nc - ic - . - D - . - 0 - . - ---- - ... Daytime Phone Numb e I r : (813) 693 - 13TT Email: ljbalencic@thinkevermind.com (An Olfllil address is required. Fmail(s) provided will receive important reminders, notices and filing evidence.) Checklist Fmng Fe.e: $60.00 Make check or money order payable to Wyoming Secretary of State. Procasing time is up to 15 business days following the date of receipt in our office. *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. Article llll1ff/,s(s) is not tl,e s. - a tl,e jiling ID 1U1mber. � Please mail with payment to the address at the top of this form. This form cannot be accepted via email. � Please review the form prior to submission. The Secretary of State's Office is unable to process incomplete forms. P - Amendmed - Revised June 2021

STATE OF WYOMING Office of the Secretary of State I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF NAME CHANGE Current Name: UNLOCKD, Inc. Old Name: BitFrontier Capital Holdings, Inc I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 29th day of September, 2025 Secretary of State By: H_a_le � y_S_ti_n_so_n Filed Date: 09/29/2025